UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2018 (December 17, 2018)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way Anoka, MN	55303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 447-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2018, the Board of Directors of Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) announced that it has elected Michael Robinson to serve as an independent member of the Board of Directors, effective, December 17, 2018, and appointed him to the Nominating and Corporate Governance and Management Development and Compensation Committees.

Mr. Robinson, age 53, was most recently employed as the Executive Vice President – Customer Experience, Product Management and Digital Revenue at Macy’s Inc. from 2015 to 2018 and was the Senior Vice President – Digital Technology at Macy’s Inc. from 2010 to 2015. Macy’s Inc. is an omni-channel retail organization that operates stores, websites, and mobile applications that sells a range of merchandise, including apparel and accessories for men, women, and children; cosmetics; home furnishings; and other consumer goods. Before joining Macy’s, Mr. Robinson was the Vice President – IT Strategy, Business Planning and Global Corporate Systems Development from 2005 to 2010 at Gap, Inc., an American worldwide clothing and accessories retailer. Prior his employment at Gap, Inc., he was the Associate Partner - Distribution Sector – Retail and Biotech Industries at IBM Business Consulting Services, which is the professional services arm of IBM, from 2001 to 2005. Mr. Robinson also previously held roles at PricewaterhouseCoopers and Johnson & Johnson. Mr. Robinson has been selected to serve as a director due to his leadership and extensive digital technology and ecommerce knowledge gained from over 20 years of experience at several large and complex businesses.

The compensation arrangement with Mr. Robinson, effective as of the date of his appointment on December 17, 2018, includes compensation consistent with other independent member of the Board of Directors discussed in the Director Compensation section of our proxy statement filed with the Securities and Exchange Commission on June 18, 2018, including both cash and equity compensation in the amounts previously approved by the Board of Directors for independent members thereof. In addition, Mr. Robinson received an award of restricted stock units to be made pursuant to the Company’s 2014 Stock Incentive Plan having a value equal to $110,000, which units shall vest in three equal installments on the first, second and third anniversaries of the grant date subject to his continued service on the Board through the applicable vesting date.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

	By:	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Senior Vice President, General Counsel and Secretary
Date: December 18, 2018